INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-55966 and No. 333-90775 of Cel-Sci Corporation on Form S-8 of our report dated December 6, 1999, appearing in this Annual Report on Form 10-K of Cel-Sci Corporation for the year ended September 30, 1999.




Deloitte & Touche LLP
McLean, Virginia
December 28, 1999